                                                                   EXHIBIT 10.15

                      OFFICER  INDEMNIFICATION  AGREEMENT



          THIS AGREEMENT is made and entered into as of the __________ day of _____, 199__ between Network Equipment Technologies, Inc., a Delaware corporation ("Corporation") and __________________ ("Indemnitee").

          WHEREAS, Indemnitee, an Officer of Corporation, performs a valuable service in such capacity for Corporation; and

          WHEREAS, the stockholders of Corporation have adopted By-Laws (the "By-Laws") providing for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended ("Law"); and

          WHEREAS, such By-Laws and the Law, by their non-exclusive nature, permit contracts between Corporation and its Officers with respect to indemnification of such Officers; and

          WHEREAS, in order to induce Indemnitee to continue to serve as an Officer of Corporation, Corporation has determined and agreed to enter into this contract with Indemnitee.

          NOW, THEREFORE, in consideration of Indemnitee's continued service as an Officer after the date hereof, the parties hereto agree as follows:

          1. INDEMNITY OF INDEMNITEE. Corporation hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Law, as may be amended from time to time.

          2. ADDITIONAL INDEMNITY. Subject only to the exclusions set forth in Section 4 hereof, Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

               a. against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

               b. otherwise to the fullest extent as may be provided to Indemnitee by Corporation under the non-exclusivity provisions of Article VII,
Section 6 of the By-Laws of Corporation and the Law.

          3.   LIMITATIONS ON ADDITIONAL INDEMNITY.  No indemnity pursuant to
Section 3 hereof shall be paid by Corporation:

               a. except to the extent of the aggregate of losses to be indemnified thereunder exceed the sum of $1,000 plus the amount of such losses for which Indemnitee is indemnified either pursuant to Sections 1 and 2 hereof or pursuant to any D&O Insurance purchased and maintained by the Corporation;

               b. in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

               c. on account of any suit in which judgment is rendered against a Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Corporation pursuant to the provision of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provision of any federal, state or local statutory law;

               d. on account of Indemnitee's act or omission which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

               e. on account of Indemnitee's conduct which is the subject of an action, suit or proceeding described in Section 7(c)(ii) hereof;

               f. on account of any action, claim or proceeding (other than a proceeding referred to in Section 8(b) hereof) initiated by the Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors;

               g. if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

          4. CONTRIBUTION. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in paragraphs (b), (c), (d), (e) and (f) of Section 3, then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the Indemnitee's relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

          5. CONTINUATION OF OBLIGATIONS. All agreements and obligations of Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was an Officer of Corporation or serving in any other capacity referred to herein.

          6. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission to so notify Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies Corporation of the commencement thereof:

               a. Corporation will be entitled to participate therein at its own expense;

               b. except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Corporation to Indemnitee of its election so as to assume the defense thereof, Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Corporation, (ii) if the counsel designated by the Corporation is also representing the Corporation in the same matter and the Indemnitee shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnitee in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

               c. Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

      7.  ADVANCEMENT AND REPAYMENT OF EXPENSES.

               a. In the event that Indemnitee employs his own counsel pursuant to Section 6.b.(i) through (iii) above, the Corporation shall pay in advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within thirty (30) days after receiving from Indemnitee copies of invoices for such expenses.

               b. Indemnitee agrees that he will repay the Corporation for all reasonable expenses so advanced by the Corporation in investigating or defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be ultimately determined by a final decision (from which there is no right of appeal) that

Indemnitee is not entitled, as authorized by the provisions of the Law, the By-Laws, this Agreement or otherwise, to be indemnified by the Corporation for such expenses.

               c. Notwithstanding the foregoing, Corporation shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to Corporation, or any other willful and deliberate breach of Indemnitee's duty to Corporation or its stockholders.

          8.   ENFORCEMENT.

               a. Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Indemnitee to continue as an Officer of Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing such capacity.

               b. In the event either party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, such prevailing party shall be entitled to a judgment for reasonable fees and expenses in bringing and pursuing such action.

          9.   SUBROGATION.   In the event of payment under this agreement,
Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Corporation effectively to bring suit to enforce such rights.

          10.  NON-EXCLUSIVITY OF RIGHTS.    The rights conferred on Indemnitee
by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of Corporation's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or directors, or otherwise, both as action in his official capacity and as to action in another capacity while holding office.

          11. SURVIVAL OF RIGHTS. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of Corporation and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

          12. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of the Corporation to indemnify the Indemnitee to the full extent provided by the By-Laws or the Code.

          13. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

          14. BINDING EFFECT. This Agreement shall be binding upon Indemnitee and upon Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

          15. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          16. PRIOR INDEMNITY AGREEMENT. This Agreement shall supersede and replace for all purposes any prior Agreement with respect to the same subject matter entered into between the Corporation and the Indemnitee.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                    NETWORK EQUIPMENT TECHNOLOGIES, INC.


                    By:  _____________________________
                         Joseph J. Francesconi
                         President and Chief Executive Officer



ATTEST:


__________________________
Craig M. Gentner
Senior Vice President, Chief Financial Officer and Corporate Secretary



                    INDEMNITEE:


                    __________________________________
                    (Name)